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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                                 EXEGENICS INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)     Title of each class of securities to which transaction applies:

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         2)     Aggregate number of securities to which transaction applies:

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         3)     Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4)     Proposed maximum aggregate value of transaction:

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         5)     Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

                1)  Amount previously paid:

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                2)  Form, Schedule or Registration Statement No:

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                3)  Filing party:

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                4)  Date Filed:

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CONTACT:   WALISA M. DAVENPORT
EXEGENICS INC.
(214) 358-2000

E. BLAIR CLARK (INVESTORS)
BURNS MCCLELLAN
(212) 213-0006

WILLIAM FISKE (INFORMATION AGENT)
GEORGESON SHAREHOLDER COMMUNICATIONS INC.
BANKS AND BROKERS: (212) 440-9800
ALL OTHERS CALL TOLL-FREE: (800) 964-0733

                 EXEGENICS' RECENTLY RATIFIED BOARD RESPONDS TO
                    FOUNDATION'S FILING AND SETS RECORD DATE

    -NEWLY CONFIRMED DIRECTORS CONTINUE TO WORK TO PROTECT SHAREHOLDER VALUE-

DALLAS, June 25, 2003-- EXEGENICS Inc.'s (Nasdaq: EXEG) Board of Directors, recently elected by almost a 9:1 majority of shares voted, today authorized the following statements in response to the filing of preliminary proxy materials by EI Acquisition Inc. and Foundation Growth Investments LLC. (Foundation's proxy materials are intended to solicit consents from EXEGENICS stockholders in an attempt to remove all of the directors of the EXEGENICS board of directors and to elect a new slate of directors.)

"Since the cash per share position of our Company is more than twice what Foundation has offered our shareholders, EXEGENICS' Board continues to believe that Foundation's offer represents a grossly inadequate and unfair price for our Company", said Dr. Ronald Goode, Chairman, President and CEO. "Furthermore," stated Dr. Goode "the maneuver of a consent solicitation is an attempt on behalf of Foundation to gain control of the assets of EXEGENICS' shareholders to the benefit of Foundation alone. EXEGENICS' stockholders are entitled to have a board of directors that is fully committed to acting in the best interests of all shareholders rather than in the interests of raiders seeking to gain control of our shareholders' assets."

EXEGENICS Inc. intends to file materials with the SEC in opposition to Foundation's consent solicitation. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of consents of EXEGENICS' stockholders will be available in the preliminary consent statement to be filed by EXEGENICS with the Commission on
Schedule 14A.

eXegenics also announced that, at a meeting earlier today, the Board set a record date in response to Foundation's request in connection with the consent solicitation. In accordance with the Company's bylaws and applicable law, the Board of Directors has set July 3, 2002 as the record date.

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EXEGENICS INTENDS TO BUT HAS NOT YET FILED PRELIMINARY PROXY MATERIALS WITH THE
SECURITIES AND EXCHANGE COMMISSION IN OPPOSITION TO FOUNDATION'S CONSENT SOLICITATION. EXEGENICS WILL FILE WITH THE COMMISSION, AND WILL FURNISH TO EXEGENICS' STOCKHOLDERS, A DEFINITIVE CONSENT STATEMENT, AND MAY FILE OTHER CONSENT SOLICITATION MATERIALS.

EXEGENICS STOCKHOLDERS ARE URGED TO READ EXEGENICS' PRELIMINARY AND DEFINITIVE CONSENT STATEMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. YOU MAY OBTAIN FREE COPIES OF THE CONSENT STATEMENTS, WHEN AVAILABLE, BY ACCESSING THE SEC'S WEBSITE AT WWW.SEC.GOV., OR THE COMPANY'S WEBSITE AT WWW.EXEGENICSINC.COM. STOCKHOLDERS MAY ALSO OBTAIN, WITHOUT CHARGE, COPIES OF EXEGENICS' CONSENT STATEMENTS, WHEN AVAILABLE, BY CALLING EXEGENICS' INFORMATION AGENT, GEORGESON SHAREHOLDER. BANKS AND BROKERS
CALL: (212) 440-9800; ALL OTHERS CALL TOLL-FREE: (800) 964-0733.

Safe Harbor

This release contains forward-looking statements. The words "believe," "expect," "intend", "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. eXegenics undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.